                                                                       Exhibit C
                          Transactions in Common Stock
                                       of
                               CAMBEX CORPORATION
                                 as of 12/11/96

                               CAMBEX CORPORATION

-------------------------------------------------------------------------------------------------------------
                                            Trade Date        #of shares          Price             Net $
-------------------------------------------------------------------------------------------------------------
 Associated Capital                           11/11/96           -11,500         $2.541          ($29,218.05)
-------------------------------------------------------------------------------------------------------------
                                              11/11/96           -12,000         $2.677          ($32,124.00)
-------------------------------------------------------------------------------------------------------------
                                              11/14/96            -7,500         $2.500          ($18,750.00)
-------------------------------------------------------------------------------------------------------------
                                              11/15/96            -2,500         $2.500           ($6,250.00)
-------------------------------------------------------------------------------------------------------------
                                              11/20/96            -6,000         $2.625          ($15,750.00)
-------------------------------------------------------------------------------------------------------------
                                              11/21/96            -6,000         $2.427          ($14,562.00)
-------------------------------------------------------------------------------------------------------------
                                              11/22/96           -20,000         $2.488          ($49,750.00)
-------------------------------------------------------------------------------------------------------------
                                              11/27/96            -2,000         $2.500           ($5,000.00)
-------------------------------------------------------------------------------------------------------------
                                               12/3/96            -2,000         $2.500           ($5,000.00)
-------------------------------------------------------------------------------------------------------------
                                               12/3/96            -2,000         $2.375           ($4,750.00)
-------------------------------------------------------------------------------------------------------------
                                              12/10/96           -11,000         $2.250          ($24,750.00)
-------------------------------------------------------------------------------------------------------------
                                             SUB TOTAL           356,000         $9.259        $3,296,258.45
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Selig Zises                                   10/17/96            -1,000         $3.500           ($3,500.00)
-------------------------------------------------------------------------------------------------------------
                                              10/18/96            -1,000         $3.295           ($3,295.00)
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                            Trade Date        #of shares          Price             Net $
-------------------------------------------------------------------------------------------------------------
                                              10/22/96            -1,000         $3.500           ($3,500.00)
-------------------------------------------------------------------------------------------------------------
                                              10/23/96            -1,000         $3.500           ($3,500.00)
-------------------------------------------------------------------------------------------------------------
                                              10/24/96            -1,000         $3.500           ($3,500.00)
-------------------------------------------------------------------------------------------------------------
                                              10/25/96            -1,000         $3.500           ($3,500.00)
-------------------------------------------------------------------------------------------------------------
                                              10/30/96            -1,000         $3.108           ($3,107.50)
-------------------------------------------------------------------------------------------------------------
                                              10/31/96            -1,000         $3.108           ($3,107.50)
-------------------------------------------------------------------------------------------------------------
                                               11/1/96            -1,000         $3.045           ($3,045.00)
-------------------------------------------------------------------------------------------------------------
                                               11/4/96            -1,000         $2.920           ($2,920.00)
-------------------------------------------------------------------------------------------------------------
                                               11/5/96            -1,600         $2.920           ($4,672.00)
-------------------------------------------------------------------------------------------------------------
                                             SUB TOTAL                 0
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
 Susan Zises                                  12/10/96              -500         $2.375           ($1,187.50)
-------------------------------------------------------------------------------------------------------------
                                             SUB TOTAL            14,500         $9.220          $133,691.50
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
 Current Total                                                   420,500
-------------------------------------------------------------------------------------------------------------
 % ownership                                                       4.69%
-------------------------------------------------------------------------------------------------------------
             6.74%                                               604,915
-------------------------------------------------------------------------------------------------------------
             5.00%                                               448,750
-------------------------------------------------------------------------------------------------------------
             4.74%                                               425,415
-------------------------------------------------------------------------------------------------------------





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